UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 9, 2023

CEVA, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-49842 (Commission File Number)	77-0556376 (I.R.S. Employer Identification No.)

15245 Shady Grove Road, Suite 400, Rockville, MD (Address of Principal Executive Offices)	20850 (Zip Code)

(240)-308-8328
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 per share	CEVA	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Security Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.02.   RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On August 9, 2023, CEVA, Inc. (the “Company”) announced its financial results for the quarter ended June 30, 2023. A copy of the press release, dated August 9, 2023, is attached and filed herewith as Exhibit 99.1. On the same day, the Company will hold a conference call to discuss its financial results for the second quarter of 2023. A copy of the script of the conference call is attached hereto as Exhibit 99.2. This information, including Exhibits 99.1 and 99.2 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference to such filing.

In addition to the disclosure of financial results for the quarter and year ended June 30, 2023 and 2022 in accordance with generally accepted accounting principles in the United States (“GAAP”), the press release and script also included non-GAAP gross margin, operating income, net income and diluted earnings per share (EPS) figures for the referenced periods.

Non-GAAP gross margin for (1) the second quarter of 2023 excluded: (a) equity-based compensation expenses and (b) amortization of acquired intangibles and (2) the second quarter of 2022 excluded (i) equity-based compensation expenses and (ii) amortization of acquired intangibles.

Non-GAAP operating loss for the second quarter of 2023 excluded (a) equity-based compensation expenses, (b) the impact of the amortization of acquired intangibles associated with the acquisition of the Intrinsix, VisiSonics and Hillcrest Labs businesses and investments in NB-IoT technologies, and (c) costs associated with the Intrinsix and VisiSonics business acquisitions. Non-GAAP operating income for the second quarter of 2022 excluded (i) equity-based compensation expenses, (ii) the impact of the amortization of acquired intangibles associated with the acquisition of the Intrinsix and Hillcrest Labs businesses and investments in NB-IoT and Immervision technologies, and (iii) costs associated with the Intrinsix acquisition.

Non-GAAP net loss and diluted loss per share for the second quarter of 2023 excluded (a) equity-based compensation expenses, (b) the impact of the amortization of acquired intangibles associated with the acquisition of the Intrinsix, VisiSonics and Hillcrest Labs businesses and investments in NB-IoT technologies, (c) costs associated with the Intrinsix and VisiSonics business acquisitions and (d) income associated with the reevaluation of an investment in another company. Non-GAAP net income and diluted earnings per share for the second quarter of 2022 excluded (i) equity-based compensation expenses, (ii) the impact of the amortization of acquired intangibles associated with the acquisition of the Intrinsix and Hillcrest Labs businesses and investments in NB-IoT and Immervision technologies, (iii) costs associated with the Intrinsix acquisition and (iv) loss, net of taxes, associated with the reevaluation of an investment in another company.

The Company believes that the reconciliation of financial measures in the press release and script is useful to investors in analyzing the results for the quarters ended June 30, 2023 and 2022 because the exclusion of the applicable expenses may provide a more meaningful analysis of the Company’s core operating results and comparison of quarterly results. Further, the Company believes it is useful for investors to understand how the expenses associated with the application of FASB ASC No. 718 are reflected on its statements of income. The reconciliation of financial measures should be reviewed in addition to and in conjunction with results presented in accordance with GAAP, and are intended to provide additional insight into the Company’s operations that, when viewed with its GAAP results and the accompanying reconciliation, offer a more complete understanding of factors and trends affecting the Company’s business. The reconciliation of financial measures should not be viewed as a substitute for the Company’s reported GAAP results.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

99.1	Press release of CEVA, Inc., dated August 9, 2023.

99.2	Script of the conference call of CEVA, Inc., dated August 9, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEVA, INC.

Date: August 9, 2023	By:	/s/Yaniv Arieli
Yaniv Arieli
Chief Financial Officer

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